EXHIBIT 99.1


                            JOINT FILER INFORMATION
                            -----------------------

This Statement on Form 3 is filed by Insight Venture Partners V, L.P., Insight Venture Partners V (Employee Co-Investors), L.P., Insight Venture Partners (Cayman) V, L.P., Insight Venture Associates V, LLC.

The principal business address of each of the Reporting Persons is 680 Fifth Avenue, New York, NY 10019.

Name of Designated Filer: Insight Venture Partners V, L.P.
Date of Event Requiring Statement: September 21, 2006
Issuer Name and Ticker or Trading Symbol: DivX, Inc. ("DIVX")


                   INSIGHT VENTURE PARTNERS (CAYMAN) V, L.P.

                   By:   INSIGHT VENTURE ASSOCIATES V, LLC
                         Its General Partner


                         By: /s/ Jeffrey Horing
                            ----------------------------
                            Name: Jeffrey Horing
                            Title: Managing Member


                  INSIGHT VENTURE PARTNERS V (EMPLOYEE CO-INVESTORS), L.P.

                   By:   INSIGHT VENTURE ASSOCIATES V, LLC
                         Its General Partner


                         By: /s/ Jeffrey Horing
                            ----------------------------
                            Name: Jeffrey Horing
                            Title: Managing Member


                  INSIGHT VENTURE PARTNERS V, L.P.

                   By:   INSIGHT VENTURE ASSOCIATES V, LLC
                         Its General Partner


                         By: /s/ Jeffrey Horing
                            ----------------------------
                            Name: Jeffrey Horing
                            Title: Managing Member


                  INSIGHT VENTURE ASSOCIATES V, LLC

                         By: /s/ Jeffrey Horing
                            ----------------------------
                            Name: Jeffrey Horing
                            Title: Managing Member